EXHIBIT 8 (B)


APPENDIX "B"
TO
CUSTODIAN AGREEMENT
BETWEEN
State Street Bank and Trust Company and Each of the Investment Companies Listed on Appendix A
Dated as of May 16, 1996
 The following is a list of Additional Custodians, Special Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of February 1, 1996 (the "Custodian Agreement"):
 A. Additional Custodians:
  Custodian     Purpose
  Bank of New York    Ficash
        Fiterm
 B. Special Subcustodians:
  Subcustodian     Purpose
  Bank of New York    Ficash
 C. Foreign Subcustodians:
Country   Subcustodian   Depository
Argentina   Citibank, N.A., Buenos Aires Caja de Valores S.A.
Australia   Westpac Banking Corporation, Austraclear Limited
    Sydney
        Reserve Bank Information and            Transfer System (RITS)
Austria   GiroCredit Bank    Oesterreichische Kontrollbank
    Aktiengesellschaft der Sparkassen, AG (Wertpapiersammelbank
Vienna    Division)
Bangladesh   Standard Chartered Bank, Dhaka None
Belgium   Generale Bank, Brussels  Caisse Interprofessionnelle de
 Depots et de Virements de Titres            S.A. (CIK)
        Banque Nationale de Belgique
Bostwana   Barclays Bank of Bostwana  None
    Limited, Gaborone
Brazil    Citibank, N.A., Sao Paulo  Bolsa de Valores de Sao Paulo
  (Bovespa)
        Banco Central do Brasil, Systema            Especial de Liquidacao
e Custodia            (SELIC)
Canada   Canada Trustco Mortgage  The Canadian Depository for
    Company, Toronto  Securities Limited (CDS)
Chile    Citibank, N.A., Santiago  None
People's Republic of China The Hongkong and Shanghai Shanghai Securities
Central
    Banking Corporation Limited, Clearing and Registration
    Shanghai & Shenzhen branches Corporation (SSCRC)
        Shenzhen Securities Registrars Co.,
        Ltd.(SSRC).
Colombia   Cititrust Colombia S.A.  None
    Sociedad Fiduciaria, Bogota
Czech Republic   Ceskoslovenska Obchodni  Stredisko cennych papiru (SCP)
    Banka, A.S., Prague
        Czech National Bank (CNB)
Denmark   Den Danske Bank, Copenhagen Vaerdipapericentralen- The Danish
        Securities Center (VP)
Ecuador   Citibank, N.A., Quito  None
Egypt    National Bank of Egypt, Cairo None
Finland   Merita Bank Limited, Helsinki The Central Share Register of
     Finland (CSR)
France    Banque Paribas, Paris  Societe Interprofessionnelle pour la
        Compensation des Valeurs            Mobilieres (SICOVAM)
        Banque de France (Saturne System)
Germany   Dresdner Bank AG, Frankfurt The Deutscher Kasseverein AG

Ghana    Barclays Bank of Ghana Limited, None
    Accra
Greece    National Bank of Greece, S.A., The Central Securities Depository
    Athens    (Apothtirion Tilton A.E.)
Hong Kong   Standard Chartered Bank,  The Central Clearing and Settlement
    Hong Kong   System (CCASS)
Hungary   Citibank Budapest Rt.,  The Central Depository and Clearing
    Budapest   House (Budapest) Ltd. (KELER            Ltd.)
India    Deutsche Bank AG, Bombay None
    HongKong & Shanghai Banking
    Corporation, Ltd., Bombay
Indonesia   Standard Chartered Bank  None
    Jakarta
Ireland    Bank of Ireland, Dublin  The Gilt Settlement office (GSO)
Israel    Bank Hapoalim B.M., Tel Aviv The Clearing House of Tel Aviv
        Stock Exchange
Italy    Morgan Guaranty Trust  Monte Titoli S.p.A.
    Company, Milan
        Banca d'Italia
Japan    The Sumitomo Trust & Banking  Japan Securities Depository Center
    Co., Ltd., Tokyo   (JASDEC)
        Bank of Japan (Net System)
Jordan    The British Bank of the Middle None
    East, Amman
Kenya    Barclays Bank of Kenya Limited, None
    Nairobi
Malaysia   Standard Chartered Bank  Malaysia Central Depository Sdn.
    Malaysia Berhad, Kuala Lampur bhd. (MCD)
Mauritius   The Hongkong and Shanghai  None
    Banking Corporation Limited,
    Port Louis
Mexico   Citibank Mexico, S.A.  S.D. INDEVAL, S.A. de C.V.
    Mexico City   (Instituto para el Deposito de            Valores)
        Banco de Mexico
Morocco   Banque Commerciale du Maroc, None
    Casablanca
Netherlands   Meespierson N.V., Amesterdam Nederlands Centraal Instituut
voor
        Giraal Effectenverkeer B.V.            (NECIGEF)
New Zealand   ANZ Banking Group (New The Reserve Bank of New Zealand,
    Zealand) Limited, Wellington Austraclear NZ
Norway   Christiania Bank og Kreditkasse, Verdipapirsentralen- The
Norwegian
    Oslo    Registry of Securities (VPS)
Pakistan   Deutsche Bank AG, Karachi None
Peru    Citibank, N.A., Lima  Caja de Valores (CAVAL)
Philippines   Standard Chartered Bank  None
    Manila
Poland    Citibank Poland S.A., Warsaw The National Depository of
 Securities .
Portugal   Banco Commercial Portugues, Central de Valores Mobiliarios
 Lisbon    (Central)
Singapore   The Development Bank of  The Central Depository (Pte)
    Singapore Ltd., Singapore  Limited (CDP)
Slovak Republic  Ceskoslovenska Obchodna  Stredisko cennych papierov (SCP)
    Banka A.S., Bratislava
        National Bank of Slovakia (NBS)
South Africa   Standard Bank of South Africa None
    Limited, Johannesburg
South Korea   SEOULBANK, Seoul  Korea Securities Depositories (KSD)
Spain    Banco Santander, S.A.,  Servicio de Compensacion y        Madrid
 Liquidacion de Valores (SCLV)
        Banco de Espana (Anotaciones en            Cuenta)
Sri Lanka   The Hongkong and Shanghai  Central Depository System (Pvt)
    Banking Corporation, Colombo Limited
Swaziland   Barclays Bank of Swaziland  None
    limited, Mbabane
Sweden   Skandinaviska Enskilda Banken Vardepapperscentralen VPC AB-
    Stokholm   The Swedish Central Securities
        Depository
Switzerland   Union Bank of Switzerland, Schweizerische Effekten-Giro AG
    Zurich    (SEGA)
Taiwan - R.O.C.  Central Trust of China,  The Taiwan Securities Central
    Taipei    Depository Company, Ltd. (TSCD)
Thailand   Standard Chartered Bank,  Thailand Securities Depository
    Bangkok    Company Limited (TSD)
Transnational       Cedel Bank Societe anonyme,            Luxembourg
        The Euroclear System, Belgium
Turkey    Citibank, N.A., Istanbul  Istanbul Stock Exchange Settlement
        and Custody Co., Inc. (I.M.K.B.
        Takas ve Saklama A.S.)
United Kingdom  State Street Bank and Trust The Central Gilts Office (CGO)
    Company, London
        The Central Moneymarkets Office        State Street London Limited,
(CMO)
    London
Uruguay   Citibank, N.A., Montevideo None
Venezuela   Citibank, N.A., Caracas  None
Zambia   Barclays Bank of Zambia  None
    Limited, Lusaka
Zimbabwe   Barclays Bank of Zimbabwe  None
    Limited, Harare
      Each of the Investment Companies Listed on
      Appendix A to the Custodian Agreement, on
      Behalf of Each of Their Respective Portfolios
  By:/s/Kenneth A. Rathgeber
  Name: Kenneth A. Rathgeber
 Title: Treasurer